EXHIBIT 3.(i).1

FILED                        Articles of Incorporation        Filing fee: C73097
IN THE OFFICE OF THE           (PURSUANT TO NRS 78)           Receipt #:    /s/
SECRETARY OF STATE               STATE OF NEVADA
    OF THE
STATE OF NEVADA                                      [State Seal]

          FEB 24, 1998
           No.C372098

Dean Heller, Secretary of State

                                 STATE OF NEVADA

(For filing  office use)      Secretary of State
IMPORTANT:  Read  instruction  on reverse side before completing this form.

TYPE OR PRINT (BLACK INK ONLY)

1.  NAME OF CORPORATION: BIO-ONE CORPORATION
                                             ---------------------------------
2. RESIDENT AGENT: (designated resident agent and his STREET ADDRESS in Nevada (where process may be served)

      Name of Resident Agent: National Registered Agents, Inc. of Nevada
                              -------------------------------------------
      Street Address: 400 West King Street       Carson City      NV    89703
                      ---------------------------------------------------------
                      Street No.  Street Name       City                  Zip



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3.  SHARES: (number of shares the corporation is authorized to issue)
    Number  of  shares  with  par  value: 20,000,000  Par value: $.001 Number of
    shared without par value:    0

4.  GOVERNING BOARD: shall be styled as (check one): X Directors      Trustees
                                                    ----          ----
     The FIRST BOARD OF DIRECTORS shall consist of one member and the names and addresses are as follows (attach additional pages if necessary):

     Dale B. Finfrock, Jr.       P.O. Box 669    Palm Beach, FL 33480
     -----------------------   ---------------- --------------------
     Name                        Address         City/State/Zip

5. PURPOSE: The purpose of the corporation is to conduct or promote any lawful business or purposes.

6. NRS 78.037: States that the articles of incorporation may also contain a provision eliminating or limiting the personal liability of a director or officer of the corporation or its stockholders for damages for breath of fiduciary duty as a director or officer except acts or ommissions which include misconduct or fraud. Do you want this provision to be part of your articles?

     Please check one of the following:   YES   X              NO
                                              -----

7. OTHER MATTERS: This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information pursuant to NRS 78.037 or any other information you deem appropriate. If any of the additional information is contradictory to this form it cannot be filed and
     will be returned to you for correction.  NUMBER OF PAGES ATTACHED    1

8. SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles: (signatures must be obtained) (Attach additional pages if there are more than two incorporators).

 Corporate Creations International, Inc.
 ----------------------------------------      Subscribed and Sworn to before me
 Name (print)                                  this 23 Day of February, 1998

 941 Fourth Street #200 Miami Beach, FL 33139        /s/ Luis A. Uriarte
 --------------------------------------------      -----------------------
 Address                  City/State/Zip                 Notary Public
                                                        [Notary Stamp]
 /s/ Greg K. Kuroda
 -------------------------------------
 Corporate Creations International, Inc.
 Greg K. Kuroda      Vice President


9.   CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT
     National Registered Agents, Inc. of Nevada hereby accept appointment as Resident Agent for the above named corporation.

     /s/ (illegible), Asst. Sec.                              Date: 2-23-98
    ----------------------------------------
     National Registered Agents, Inc. of Nevada

FILED                        Articles of Incorporation        Filing fee: C73097
IN THE OFFICE OF THE           (PURSUANT TO NRS 78)           Receipt #:    /s/
SECRETARY OF STATE               STATE OF NEVADA
    OF THE
STATE OF NEVADA                   [State Seal]

          FEB 24, 1998
           No.C372098
------------------------------------------------------------------------------
                                  Attachment #1

3.  SHARES: Continued


         In addition to the shares specified in Section 3, the Corporation shall have the authority to issue 1,000,000 shares of preferred stock, par value $.001 per shares, which may be divided into series and with the preferences, limitations and relative rights determined by the Board of Directors. The Corporation elects not to be governed by the provisions of NRS 78.378 to 78.3793 governing the acquisition of controlling interest in the Corporation.